Exhibit 10.13


                            AMENDMENT AND RESTATEMENT
                                       OF
                              EMPLOYMENT AGREEMENT


         THIS AMENDMENT AND RESTATEMENT is made and entered into as of September 29, 2000 in order to amend and restate in its entirety the following Employment Agreement between the parties named below. The amendments made by this Amendment and Restatement shall be effective as of August 23, 1999 (being the date of the Compensation and Organization Committee meeting that approved these amendments) but the other provisions of the Agreement shall be dated as of the original date of the Agreement or as of the date of any prior amendments, as the case may be. This Amendment and Restatement is intended to embody all previously agreed amendments and to supercede all prior versions of the Agreement.

         THIS AGREEMENT is made and entered into as of December 15, 1998, by and between Radica Games Limited, a Bermuda company, having a registered address at Clarendon House, Church Street, Hamilton HM11, Bermuda, and David C.W. Howell, who resides at 46 Che Keng Tuk Road, Sai Kung, New Territories, Hong Kong.

         WHEREAS, Radica is engaged through its subsidiaries in designing and manufacturing electronic and mechanical gifts and games for worldwide sale, and ODM manufacturing for others;

         WHEREAS, Employee has substantial executive management experience including financial and accounting experience;

         WHEREAS, Radica desires to secure the services of Employee, and Employee is willing to provide such services, each upon the terms and subject to the conditions set forth in this Agreement all as negotiated and agreed by the parties in Pasadena, California, USA on December 14, 1998.

         NOW, THEREFORE, in consideration of the premises, the parties agree as follows:

     1. DEFINITIONS. For the purposes of this Agreement, the parties hereby adopt the following definitions:


         (a) "Cause" means:

             (i) breach by Employee of a fiduciary obligation to any member of Radica Group;

             (ii) commission by Employee of any act or omission to perform any act (excluding the omission to perform any act attributable to Employee's Total Disability) which results in serious adverse consequences to any member of Radica Group;


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

             (iii) breach of any of Employee's agreements set forth in this Agreement including, but not limited to, continual failure to perform substantially his duties with Radica Group, excessive absenteeism and dishonesty;

             (iv) any attempt by Employee to assign or delegate this Agreement or any of the rights, duties, responsibilities, privileges or obligations hereunder without the prior written consent of Radica (except in respect of any delegation by Employee of his employment duties hereunder to other employees of Radica Group in accordance with its usual business practice);

             (v) Employee's arrest or indictment for, or written confession of, a felony or any crime involving moral turpitude under the laws of the United States or Bermuda or any state or of Hong Kong;

             (vi) death of Employee;

             (vii) declaration by a court that Employee is insane or incompetent to manage his business affairs; or

             (viii) the filing of any petition or other proceeding seeking to find Employee bankrupt or insolvent.

         (aa) A "Change in Control" shall be deemed to have occurred if, at any time after the commencement of employment hereunder: (i) any person or group of persons (as defined in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act")) together with its affiliates, excluding employee benefit plans of Radica, is or becomes, directly or indirectly, the "beneficial owner" (as defined in rule 13d-3 promulgated under the 1934 Act) of securities of Radica representing 50% or more of the combined voting power of Radica's then outstanding securities; or (ii) as a result of a proxy contest, merger, consolidation, sale of assets, tender offer or exchange offer or as a result of any combination of the foregoing, Directors who were members of the Board of Directors of Radica two years prior to such time and new Directors whose election or nomination for election by Radica's shareholders was approved by a vote of at least two-thirds of the Directors still in office who were Directors two years prior to such time, cease to constitute at least two-thirds of the members of the Board of Directors of Radica; or (iii) the shareholders of Radica approve a merger or consolidation of Radica with any other corporation or entity regardless of which entity is the survivor, other than a merger or consolidation which would result in the voting securities of Radica outstanding immediately prior thereto continuing to represent (either by remaining outstanding or being converted into voting securities of the surviving entity) at least 50% of the combined voting power of the voting securities of Radica or such surviving entity outstanding immediately after such merger or consolidation; or (iv) the shareholders of Radica approve a plan of complete liquidation or winding-up of Radica or an agreement for the sale or disposition by Radica of all or substantially all of Radica's assets.

         (b) "Dollars" and "US$" means United States dollars.

         (c) "Employee" means David C.W. Howell.


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

         (cc) "Good Reason" shall mean the occurrence after a Change in Control of any of the following events without the Employee's express written consent:
(i) the assignment to the Employee of duties inconsistent with his position and status as an executive of the Radica Group, or a substantial alteration in the nature, status or prestige of the Employee's responsibilities with the Radica Group from those in effect immediately prior to such Change in Control; or (ii) a reduction in the Employee's base salary or bonus at the rate most recently approved by the Board prior to the occurrence of such Change in Control; or
(iii) any other material adverse change in the terms or conditions, including location and travel, of the Employee's employment hereunder following the occurrence of such Change in Control.

         (d) "1994 Plan" means the 1994 stock option plan adopted by Radica, as amended from time to time.

         (e) "Radica" means Radica Games Limited, a Bermuda company.

         (f) "Radica Group" means Radica and any other corporation or other entity which at the relevant time is more than fifty percent (50%) owned, directly or indirectly, by Radica.

         (g) "Termination" means, according to the context, the termination of this Agreement or the cessation of rendering employment services by Employee.

         (h) "Total Disability" means Employee shall become disabled to an extent which renders him unable to perform the essential functions of his job, with or without reasonable accommodation, for a cumulative period of twelve (12) weeks in any twelve (12) month period.

         2. EMPLOYMENT.

         (a) Employee has previously been employed by Radica as Executive Vice President, Chief Financial Officer, Chief Accounting Officer and as one of the Directors of Radica. In such capacities, Employee has had responsibility for financial and accounting matters affecting the Radica Group. All prior employment agreements and arrangements between Radica Group and Employee shall be superceded and merged into this Agreement, but so that employment of Employee shall continue without any break in service and with change in the Employee's title to President Asia Operations, Chief Financial Officer for purposes of his employment by Radica Group. Employee's principal employer within Radica Group shall be Radica itself, but his duties shall extend to other members of Radica Group. During his period of employment, employee also agrees to serve in other executive capacities for Radica Group as may be determined by the Board of Directors of Radica ("Board"). Employee shall perform services of an executive nature consistent with his offices with Radica Group as may from time to time be assigned or delegated to him by the Board.

         (b) Employee will devote his full business time and attention to his duties under this Agreement.



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

         (c) Employee shall perform his duties under this Agreement principally in Hong Kong and China. It is contemplated Employee will frequently travel to carry out his duties under this Agreement, including travel to the offices of Radica subsidiaries in Nevada and California. Air travel and other travel arrangements will comply with current Radica Group policies respecting class of travel, etc.

         (d) Radica Group will provide Employee, including his spouse and children, with medical and dental benefits, as provided to other officers of Radica Group.

         (e) Radica Group will contribute to a provident fund for the benefit of Employee on such terms and conditions to be agreed between Radica Group and Employee.

         (f) Radica Group will provide Employee with accommodation in Hong Kong of a standard and size commensurate (in the opinion of Radica Group) with the position and remuneration for the time being.

         (g) Radica Group will provide Employee with a motor car of a size and type commensurate (in the opinion of Radica Group) with his position and remuneration for the time being which he will be permitted to use for reasonable private journeys. Radica Group will contract for and pay the cost of all repairs, maintenance, fuel, lubricants and insurance thereof.

         (h) Employee shall have five (5) weeks paid vacation during each year of this Agreement taken at such times as mutually convenient to Employee and Radica Group.

         3. TERM OF EMPLOYMENT.

         (a) This Agreement and Employee's employment hereunder shall commence as of December 15, 1998 and continue until the second anniversary of such date, and shall be renewed annually at each December 15 anniversary date (commencing December 15, 1999) for an additional one year period so that the term hereof at each renewal date shall be a two year period, unless a party to this Agreement gives notice at least ninety (90) days prior to such renewal date that this Agreement shall not be renewed, in which case this Agreement shall terminate at the end of the ensuing year.

         (b) Notwithstanding Paragraph (a) above, this Agreement may be sooner terminated by Radica for Cause, by Employee without consent of Radica, by Radica without Cause, or by Radica in the event of the Total Disability of Employee. This Agreement may also be sooner terminated by Employee following any Change in Control and if following such Change in Control Employee has Good Reason for such Termination; such Termination by Employee is herein called a "Termination/Change in Control".

         (c) On termination of this Agreement pursuant to Paragraph (a) above, or by Radica for Cause, or by Employee without consent of Radica, all benefits and compensation shall cease as of the date of such Termination. On termination of this Agreement by Radica without Cause or by Employee for Good Reason in the event of a Termination/Change in Control or in event of Total Disability of Employee, all benefits and compensation shall continue at the rate most recently approved by the Board for twelve (12) months after such a Termination.



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

         4. BUSINESS EXPENSE REIMBURSEMENT. Employee will be entitled to reimbursement by Radica Group for the reasonable business expenses paid by him on behalf of Radica Group in the course of his employment hereunder on presentation to Radica Group of appropriate vouchers (accompanied by receipts or paid bills) setting forth information sufficient to establish:

         (i) the amount, date, and place of each such expense;

         (ii) the business reason for each such expense and the nature of the business benefit derived or expected to be derived as a result thereof; and

         (iii)  the  names,   occupations,   addresses,  and  other  information
sufficient to establish the business relationship to Radica Group of any person who was entertained by Employee.

         5. COMPENSATION. Radica agrees to pay Employee, and Employee agrees to accept from Radica, during the first year after December 15, 1998, for the services to be rendered by him hereunder a minimum salary at the rate of US$162,000 per annum and holiday warrant allowance of US$20,000 payable in arrears in thirteen (13) installments, payable monthly, with two (2) payments at the end of January. Employee shall receive annual salary reviews by the Board provided that such salary and holiday warrant allowance shall not be reduced below US$182,000 per year. Such compensation shall be paid to Employee's account in Jersey or such other place as he may from time to time direct.

         In respect of the payments under holiday warrant allowance, Employee is requested to provide receipts and/or invoices to substantiate these payments.

         In so far as the total receipts or invoices exceed the figures under holiday warrant allowance, no additional payment will be made to Employee in respect of the excess. In so far as the total of such receipts or invoices is less than the said figures, Radica Group may declare a discretionary bonus in Employee's favor. This bonus will be taxable as normal remuneration in Employee's hands.

         Employee shall be considered for annual bonuses pursuant to the Radica Games Bonus Policy for officers of Radica Group. Such Radica Games Bonus Policy describes potential amounts of bonus which may be earned in respect of each fiscal year, but with no mandatory amount for any particular employee.

         If Radica Group institutes a retirement, bonus or other benefit plan which applies generally to executive officers of Radica Group of similar status as Employee, Employee shall be entitled to participate therein, but not to the extent such benefits would be duplicative of the benefits herein.

         All payments by Radica Group shall be subject to required withholdings including taxes.



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

         6. STOCK OPTIONS.


         (a) (i) Nothing in this Agreement shall affect stock options previously granted to Employee, which shall continue to be governed by the 1994 Plan and the terms of the grant of such stock options.

         (ii) Additionally, at or promptly after the end of each of Radica's Annual General Meetings held in 2000, 2001 and 2002, Radica shall grant to Employee an option (up to three such options in total) to purchase twenty-five thousand (25,000 ) shares (up to 75,000 shares in the aggregate) of the common stock of Radica at the then applicable market price, subject to the terms and conditions of this Section 6 and the 1994 Plan; provided, however, that each such grant shall be subject to the conditions that (x) Employee continues to be employed in good standing by Radica Group through the relevant date of grant and
(y) sufficient shares are available under the 1994 Plan to cover Employee and other similarly situated executives (i.e. adequate shares must be available for this special program in the option pool under the 1994 Plan). If such quantity of shares is not available, the grant dates will roll forward by one year per year until such shares are available. Such stock options under this clause (ii) are herein called the "Stock Options".

         (iii) The Stock Options shall vest and become exercisable 20% per year for each year Employee is employed by Radica Group following the date of grant, commencing at the first anniversary of the date of grant.

         (b) The number of shares subject to the Stock Options will be adjusted for stock splits and reverse splits; provided that such number of shares shall not be adjusted if Radica should otherwise change or modify its capitalization, including but not limited to the issuance by Radica of new securities (including options or convertible securities), ESOP's or other employee stock plans. It is the intent of the parties that the stock subject to the Stock Options shall be subject to dilution, except for stock splits and reverse splits.

         (c) Any other provision hereof to the contrary notwithstanding, (i) as of the date of Termination in the event of Termination pursuant to Section 3(a) or Termination by Radica for Cause or by Employee without consent of Radica, or
(ii) twelve (12) months after the date of Termination in the event of Termination by Radica without Cause or by Employee for Good Reason in the event of a Termination/Change in Control or the Total Disability of Employee (each of such applicable dates being called a "Determination Date"), Employee shall forfeit the Stock Options (measured by percentages of the stock subject to the Stock Options) and they shall expire as follows:

         (A) if the Determination Date is within the first year after the date the Stock Option is granted (the "Grant Date") then Employee shall forfeit 100% of the stock subject to the Stock Option;

         (B) if the Determination Date is after the end of said first year and within the second year after the Grant Date, then Employee shall forfeit 80% of the stock subject to the Stock Option;



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

         (C) if the Determination Date is after the end of said second year and within the third year after the Grant Date, then Employee shall forfeit 60% of the stock subject to the Stock Option;

         (D) if the Determination Date is after the end of said third year and within the fourth year after the Grant Date, then Employee shall forfeit 40% of the stock subject to the Stock Option; or

         (E) if the Determination Date is after the end of said fourth year and within the fifth year after the Grant Date, then Employee shall forfeit 20% of the stock subject to the Stock Option.

         (d) In any event each Stock Option shall expire to the extent not previously exercised on the tenth anniversary of the Grant Date. Otherwise, Employee may at any time within ninety (90) days following the Determination Date, exercise his right to purchase stock subject to the Stock Options, but subject to the foregoing provisions respecting vesting and forfeitures.

         (e) Employee shall have no right to sell, alienate, mortgage, pledge, gift or otherwise transfer the Stock Options or any rights thereto, except by will or by the laws of descent and distribution, and except as specifically contemplated in the 1994 Plan. In any event, any transfer must comply with applicable state and federal securities laws.

         7. NON-COMPETE; CONFIDENTIALITY.

         (a) During the term of employment of Employee, and for a period of one year after any Termination (other than in the event of a Termination/Change in Control) of such relationship or employment for any reason (either by Employee or Radica), with or without cause, voluntarily or involuntarily (the period of employment plus such additional year being called the "Prohibition Period"), Employee agrees that he will not engage in, be employed by or become affiliated with, in the United States of America or anywhere else in the world, directly or indirectly, any person or entity which offers, develops, performs or is engaged in services, products or systems which are competitive with the business of Radica Group or any other products, services or systems hereafter developed, produced or offered by Radica Group, to be determined at the relevant time but not later than the commencement of such one-year period ("Companies' Business"). During the Prohibition Period, Employee shall not, directly or indirectly, become an owner or member, to the extent of an ownership interest of five percent (5%) or more, of a joint venture, partnership, corporation or other entity, or a consultant, employee, agent, officer or director of a corporation, joint venture, partnership or other entity, which is competitive with, directly or indirectly, the Companies' Business.

         (b) Employee understands and agrees that he has been exposed to (or had access to), and may be further exposed to (or have access to), confidential information, knowhow, knowledge, data, techniques, computer software and hardware, and trade secrets of Radica Group or related to the Companies'
Business, including, without limitation, customer or supplier requirements, notes, drawings, writings, designs, plans, specifications, records, charts, methods, procedures, systems, price lists, financial data, records, and customer or supplier lists


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

(collectively "Confidential Information"). Notwithstanding the above, the following shall not be considered "Confidential Information" within the meaning of this section: (a) information known to Employee or to the public at the date of this Agreement; and (b) information which hereafter becomes known to the public through no fault of Employee. Accordingly, except as permitted or required in the performance of his duties for Radica Group, Employee agrees not to disclose, divulge, make public, utilize, communicate or use, whether for his own benefit or for the benefit of others, either directly or indirectly, any Confidential Information relating to the Companies's Business unless specifically authorized in writing by Radica to do so.

         (c) Employee shall promptly communicate and disclose to Radica Group all information, inventions, improvements, discoveries, knowhow, methods, techniques, processes, observations and data ("Proprietary Information") obtained, developed, invented or otherwise discovered by him in the course of this employment. All written materials, records, computer programs or data and documents made by Employee or coming into his possession during the employment period concerning any Proprietary Information used or developed by Radica Group, or by Employee, shall be the sole exclusive property of Radica Group. Employee shall have no right, title or interest therein notwithstanding that he may have purchased the medium on which such Proprietary Information is recorded.

         (d) Upon Termination, Employee shall not take with him any of the Confidential Information or Proprietary Information. Upon Termination, or at any time upon the request of Radica, Employee shall promptly deliver all Confidential Information and Proprietary information, and all copies thereof, to Radica Group with no cost or charge to Radica Group. Upon request by Radica, Employee shall promptly execute and deliver any documents necessary or convenient to evidence ownership of the Confidential Information and Proprietary Information by Radica Group, or the transfer and assignment of the Confidential Information and Proprietary Information to Radica Group without cost or charge. The provisions of this Section 7 shall survive any Termination of this Agreement.

         8. BENEFIT AND BINDING EFFECT. This Agreement shall inure to the benefit of and be binding upon Radica and its successors and assigns, including but not limited to any corporation, person or other entity which may acquire all or substantially all of the assets and business of Radica or any corporation with or into which it may be consolidated or merged. Radica may assign its rights and obligations to another present or future member of Radica Group. The rights and obligations of Employee hereunder may not be delegated or assigned, except that Employee may, without the prior consent of any member of Radica Group, assign to his spouse, or to a family member, proceeds of payments resulting from his death or a disability which, in either case, occurs after a termination of this Agreement.

         9. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

         10. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEVADA WITHOUT REFERENCE TO THE CHOICE OF LAW PRINCIPLES THEREOF.


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

         11. ENTIRE AGREEMENT. This Agreement sets forth and is an integration of all of the promises, agreements, conditions and understandings among the parties hereto with respect to all matters contained or referred to herein, and all prior promises, agreements, conditions, understandings, warranties or representations, oral, written, express or implied, are hereby superseded and merged herein.

         12. VALIDITY OF PROVISIONS. Should any provision(s) of this Agreement be void or unenforceable in whole or in part, the remainder of this Agreement shall not in any way be affected thereby, and such provision(s) shall be modified or amended so as to provide for the accomplishment of the provision(s) and intentions of this Agreement to the maximum extent possible.

         13. MODIFICATIONS OR DISCHARGE. This Agreement shall not be deemed waived, changed, modified, discharged or terminated in whole or in part, except as expressly provided for herein or by written instrument signed by all parties hereto.

         14. NOTICES. Any notice which either party may wish to give to the other parties hereunder shall be deemed to have been given when actually received by the party to whom it is addressed. Notices by Employee to either Radica or Radica USA shall be sent to both of them. Notices hereunder may be sent by courier, mail, telefax, telegram or telex, to the following addresses, or to such other addresses as the parties may from time to time furnish to each other by like notice:

               To:  Radica Games Limited
                    180 South Lake Avenue
                    Suite 440 Pasadena, California 91101
                    U.S.A.
                    Attention: Patrick S. Feely
                    Telephone:  (626) 744-1150
                    Telefax:    (626) 744-1155

               To:  Employee:
                    Mr. David C.W. Howell
                    46 Che Keng Tuk Road
                    Sai Kung, New Territories, Hong Kong
                    Telephone:  852-2791-1654
                    Telefax:    852-2791-1514

         15. NUMBER; GENDER. In this Agreement, the masculine shall include the feminine and neuter and vice versa, and the singular shall include the plural and vice versa, as the context may reasonably require or permit.


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



         IN WITNESS WHEREOF, the parties have executed this Amendment and Restatement as of the day and year first above written.

                                            RADICA GAMES LIMITED


                                            By:  /s/ Patrick S. Feely
                                               ---------------------------------



                                            DAVID C.W. HOWELL


                                                /s/ David C.W. Howell
                                            ------------------------------------


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